Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 17, 2017, relating to the consolidated financial statements of Dolphin Entertainment, Inc. and Subsidiaries (formerly known as Dolphin Digital Media, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP
Miami, Florida
August 7, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

 Consent of Independent Auditors
We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 7, 2017, relating to the financial statements of 42 West, LLC appearing in the Company’s Form 8-K/A, as filed with the Commission on June 9, 2017, for the year ended December 31, 2016.

/s/ BDO USA, LLP
New York, New York
August 7, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.